Exhibit 99.1

Liquid Holdings Group Receives Delisting Notice from NASDAQ

HOBOKEN, NJ, September 24, 2015 – Liquid Holdings Group, Inc. (NASDAQ:LIQD), a SaaS provider of investment management solutions for the buy side, announced today that it received a letter on September 21, 2015 from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“NASDAQ”) indicating that the Staff had determined to delist the Company’s common stock from The NASDAQ Capital Market at the opening of business on September 30, 2015 and to file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s securities from listing and registration on the NASDAQ. This determination was based on the Company’s failure to meet the terms of its exception from compliance with NASDAQ’s filing requirements as described in more detail below, as well as the Staff’s belief that Liquid is not in a position to file the delinquent periodic reports with the SEC by October 12, 2015, which represents the Staff’s maximum discretion for granting an exception. The Company has until 4:00 p.m. Eastern time on September 28, 2015 to file for an appeal of this determination before a NASDAQ Hearing Panel. The Company continues to evaluate its position with respect to filing an appeal.

On April 16 and May 19, 2015, NASDAQ notified the Company that it did not comply with NASDAQ’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended December 31, 2014 and its Form 10-Q for the period ended March 31, 2015 with the SEC. Based on the Staff’s review and the materials submitted on June 19 and July 1, 2015, NASDAQ granted the Company an exception until September 15, 2015 to regain compliance with the Rule.

Additional disclosure is available in a Current Report on Form 8-K, which will be available on Liquid’s Investor Relations web site under SEC Filings.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (NASDAQ:LIQD) is a SaaS provider of investment management solutions to the buy side. The Liquid platform combines multi-asset order, execution and risk management with shadow NAV and investor reporting capabilities. Liquid goes a step further, backing its mission-critical front-office capabilities with managed services to transform manually intensive middle-office processes into an automated, seamless experience. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide.

Liquid was named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in Hoboken, New Jersey, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Liquid Holdings Group, Inc. 111 River Street, 12th Floor Hoboken, NJ 07030	www.liquidholdings.com

CONTACT:

Contact for Investor Relations:

Monica Gould

The Blueshirt Group

+1 212 871-3927

monica@blueshirtgroup.com

Contact for Media Relations:

Jon Schubin

Cognito

+1 646 395-6300

Liquid@cognitomedia.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the delisting of our common stock from NASDAQ. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or other filings with the SEC, could harm our business, prospects, results of operations, liquidity and financial condition, could cause our stock price to decline significantly or could require us to scale back or cease operations.  Except as required by applicable law, we are under no obligation to publicly update or revise any forward-looking statements.